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                                                                EXHIBIT 23.4


              [MCDANIEL & ASSOCIATES CONSULTANTS LTD. LETTERHEAD]


Reference:  SOUTHERN MINERAL CORPORATION
            REGISTRATION STATEMENT FORM S-2



We consent to the reference to our evaluation of "Spruce Hills Production Company Inc., Evaluation of Oil & Gas Reserves, based on Escalating Price Assumptions, as of April 1, 1997," dated as of June 13, 1997,in the Registration Statement on Form S-2 filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, of Southern Mineral Corporation and any amendments thereto and to all references to this firm in the Prospectus, which is part of the Registration Statement.


MCDANIEL & ASSOCIATES CONSULTANTS LTD.



B. H. EMSLIE
---------------------
B. H. Emslie, P. Eng.
Vice President



Calgary, Alberta
Dated: October 1, 1997